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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 1999-3


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Section 7.3 Indenture                                                          Distribution Date:                       5/17/2004
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
(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                             0.00
            Class B Principal Payment                                             0.00
            Class C Principal Payment                                             0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per
       $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                             0.00
            Class B Principal Payment                                             0.00
            Class C Principal Payment                                             0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest Requirement                             4,717,500.00
            Class B Note Interest Requirement                               279,708.54
            Class C Note Interest Requirement                               123,209.56
                      Total                                               5,120,418.10

       Amount of the distribution allocable to the interest on the Notes per
       $1,000 of the initial principal balance of the Notes
            Class A Note Interest Requirement                                  5.55000
            Class B Note Interest Requirement                                  5.79167
            Class C Note Interest Requirement                                  1.82222

(iii)  Aggregate Outstanding Principal Balance of the Notes
           Class A Note Principal Balance                                  850,000,000
           Class B Note Principal Balance                                   48,295,000
           Class C Note Principal Balance                                   67,615,000

(iv)   Amount on deposit in Owner Trust Spread Account                   38,636,400.00

(v)    Required Owner Trust Spread Account Amount                        38,636,400.00


                                                              By:
                                                                      -----------------------------------

                                                              Name:   Patricia M. Garvey
                                                              Title:  Vice President

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